Exhibit 99.1

HILLENBRAND INDUSTRIES

Financial News Release

HILLENBRAND INDUSTRIES ANNOUNCES SETTLEMENT
OF ANTITRUST LITIGATION

BATESVILLE, INDIANA, TUESDAY, DECEMBER, 31, 2002 — Hillenbrand Industries Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today the Company entered into a comprehensive settlement agreement relating to all pending antitrust litigation between the Company and its Hill-Rom business unit and Kinetic Concepts Inc. of San Antonio, Texas (“KCI”) and one of its affiliates.

In connection with the settlement, the parties will ask the United States District Court for the Western District of Texas, San Antonio Division, to dismiss the lawsuit with prejudice. Upon dismissal of the lawsuit by the court, Hillenbrand Industries will pay KCI $175 million. Hillenbrand Industries will pay KCI an additional $75 million, without interest, one year after the initial payment, unless certain events have occurred such as a bankruptcy or change of control of KCI. Additionally, upon dismissal of the lawsuit the parties will release each other from all claims relating to the litigation and all pre-settlement claims relating to their respective businesses, as well as the future effects of certain pre-settlement matters. Neither party admitted any liability or fault in connection with the settlement.

A litigation charge has been taken and a litigation accrual established by Hillenbrand Industries in the fourth quarter of fiscal 2002 of $250 million, subject to an adjustment of the accrual if the second payment of $75 million is not made. Hillenbrand Industries intends to fund the initial settlement payment of $175 million from its cash on hand. After funding the initial payment, the Company will still have a significant cash balance, strong cash flows and $500 million in availability under its revolving credit facility to fund the execution of its strategic initiatives.

“Though we continue to strongly believe our actions have been both legal and ethical, it is in the best interests of our shareholders to put this matter behind us. We are confident we can create substantially more value for our shareholders through the successful execution of our strategy of profitable growth as opposed to tying up significant capital through protracted and expensive appeal of this litigation. With this matter firmly behind us, we are focused on building our business by investing in new product development and new business development in the healthcare market and ultimately achieving our long-term goals of 10% annual revenue and 15% annual earnings growth,” said Frederick W. Rockwood, president and chief executive officer of Hillenbrand Industries.

On August 16, 1995, KCI and Medical Retro Design, Inc. (collectively, the “plaintiffs”), filed suit against Hillenbrand Industries, and its Hill-Rom subsidiary in the United States District Court for the Western District of Texas, San Antonio Division.

The plaintiffs alleged violation of various antitrust laws, including illegal bundling of products, predatory pricing, refusal to deal and attempting to monopolize the hospital bed industry. They sought monetary damages totaling in excess of $350 million, trebling of any damages that may be allowed by the court, and injunctions to prevent further alleged unlawful activities. On September 27, 2002, the jury in this litigation matter awarded the plaintiffs $173.6 million in damages, subject to trebling, the addition of attorneys’ fees and potential injunctive relief if the court upheld the jury award. Hillenbrand Industries initially announced its intention to appeal the verdict if it was upheld by the court, a process that could have taken as long as two years.

About Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana.

Hill-Rom Company is a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems and modular headwall systems.

Batesville Casket Company and Forethought Financial Services both serve the Funeral Services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “leader,” “all,” “will,” “future,” “significant,” “intends,” “strong,” “confident,” “substantially,” “more,” “profitable,” “ building,” “achieving,” “best interest,” “value,” “growth,” and “successfully,” but their absence does not mean that the statement is not forward-looking.

Forward-looking statements include those regarding, future effects of certain pre-settlement matters; settling this antitrust litigation as being in the best interest of our shareholders; intention to fund the initial settlement payment of $175 million from cash on hand; the Company having a significant cash balance, strong cash flows and $500 million in availability under its revolving credit facility to fund the execution of its strategic initiatives; creation of substantially more value for shareholders through the successful execution of strategy of profitable growth; focus on building business by investing in new product development and new business development in the healthcare market and ultimately achieving long term goals of 10% annual revenue and 15% annual earnings growth. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: failure of the court to approve the dismissal of the antitrust litigation, the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, increased costs or unavailability of raw materials, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, the performance of the Company’s insurance investment portfolio, potential exposure to products liability claims and failure of the Company to execute its acquisition strategy. For a more in depth discussion of the these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts

     Financial Analysts and Investors: Mark R. Lanning, vice president and treasurer, 812.934.7256; or, News Media: Christopher P. Feeney, director, public affairs and corporate communications, 812.934.8197, both of Hillenbrand Industries. www.hillenbrand.com

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